UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On April 22, 2013, Forest City Enterprises, Inc. (the “Company”) completed an exchange of $138,853,000 in the aggregate principal amount of the Company's outstanding 3.625% Puttable Equity-Linked Senior Notes due 2014 (the “Senior Notes”) for 9,549,721 shares of the Company's Class A common stock, par value $0.33 1/3 per share (the “Class A Common Stock”), and a cash payment of $4,859,946 for additional exchange consideration, accrued interest and in lieu of fractional shares. The exchange transaction was made pursuant to separate, privately negotiated exchange agreements with certain holders of the Senior Notes. The Company previously announced the exchange transaction on a Form 8-K filed with the Securities and Exchange Commission on April 17, 2013.

The Company issued the Class A Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company's Class A Common Stock issuable upon the exchange of the Senior Notes have been listed on the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	April 23, 2013	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer